[For Immediate Release]

CHOICE HOTELS INTERNATIONAL REPORTS 2021 SECOND QUARTER RESULTS
Awarded 111 new domestic franchise agreements in the quarter, a nearly 20% increase from the same period of 2020; second quarter domestic RevPAR 1.1% below 2019 levels, with June RevPAR increasing 4.5% versus 2019

ROCKVILLE, Md., August 5, 2021 - Choice Hotels International, Inc. (NYSE: CHH), one of the world's largest lodging franchisors, today reported its results for the three months ended June 30, 2021.

“The strategic investments we have made in launching and enhancing our brands, strengthening our marketing and reservation systems, and bolstering our platform capabilities drove impressive second quarter results that further positioned the company to increase our share of travel demand in the years to come,” said Patrick Pacious, president and chief executive officer, Choice Hotels. “Our goal is not to return to our 2019 performance levels, but rather capitalize on current and future investments to fuel our long-term growth in key strategic segments and drive our performance to new levels.”

Highlights of second quarter and year-to-date 2021 results include (note that RevPAR and financial metrics are compared to 20191):

•Domestic systemwide revenue per available room (RevPAR) change outperformed the total industry by 20 percentage points, declining 1.1% for second quarter 2021 compared to the same period of 2019, while occupancy levels increased by 20 basis points from second quarter 2019.

•The company’s June 2021 domestic systemwide RevPAR increased 4.5% from June 2019.

•The trend of monthly improvement continued in July, with July 2021 RevPAR increasing approximately 15% from July 2019, driven by occupancy levels of 70% and average daily rate (ADR) growth of 10%.

•From May through July 2021, the company surpassed its all-time single day revenue record on four separate days and recorded 14 of the highest revenue performing days in the company’s history. In addition, the company achieved the strongest revenue performing
1 2019 comparison data is shown in some cases for comparable prior year periods for context in light of the onset of the COVID-19 pandemic toward the end of the first quarter of 2020.

Memorial Day and Independence Day weekend in its history, and set the record for the single highest revenue, ADR and RevPAR performing day ever for the company on July 24, 2021.

•The company awarded 200 domestic franchise agreements year-to-date through June 30, 2021, a 32% increase compared to the same period of 2020. The company's domestic franchise agreements for conversion hotels increased by 43% year-to-date through June 30, 2021, compared to the same period of 2020. The company awarded 111 domestic franchise agreements in second quarter 2021, a nearly 20% increase compared to the same period of the prior year.

•Second quarter net income increased 15% to $85.9 million from second quarter 2019, representing diluted earnings per share (EPS) of $1.53.

•Second quarter adjusted net income, excluding certain items described in Exhibit 7, increased 2% to $68.3 million from second quarter 2019, and adjusted diluted EPS were $1.22, an increase of 3% from second quarter 2019.

•Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) for the second quarter were $111.8 million, a 9% increase from second quarter 2019.

•The company’s Board of Directors reinstated the dividend and share repurchase program in May 2021. In June and July 2021, the company returned over $14 million back to shareholders through a combination of cash dividends and share repurchases.

Performance Trends

•Domestic systemwide RevPAR for second quarter 2021 outperformed the respective chain scales in which the company competes by 660 basis points, compared to the same period of 2019.

•All of Choice Hotels’ select-service brands achieved domestic systemwide RevPAR index gains versus their local competitors with portfolio average share gains of 488 basis points for second quarter 2021, compared to the same period of 2019.

•The company’s extended-stay portfolio achieved domestic systemwide RevPAR growth of 9.9% in second quarter 2021, compared to the same period of 2019, driven by occupancy levels of 82% and an increase in ADR of 2.0%. Specifically, the WoodSpring Suites brand achieved RevPAR growth of 16% in second quarter 2021, compared to the same period of 2019, driven by occupancy levels of nearly 86% and an increase in ADR of 5.6%.

•The company’s midscale portfolio exceeded 2019 RevPAR levels in June, achieving domestic systemwide RevPAR growth of 6.2% versus June 2019, driven by an increase in ADR of 3.8% and an increase in occupancy levels of 220 basis points. In second quarter 2021, the Comfort brand family’s domestic systemwide RevPAR change outperformed the upper-midscale chain scale by 870 basis points, and the Quality Inn brand achieved RevPAR growth of 1.7%, driven predominantly by an increase in ADR of 1.3%, compared to the same period of 2019.

•The company’s upscale portfolio continued to achieve domestic systemwide RevPAR share gains versus its competitors for second quarter 2021, compared to second quarter 2019, with the Cambria Hotels brand achieving gains of 14 percentage points. In addition, the Ascend

Hotel Collection achieved June RevPAR growth of 4.7%, driven by an increase in ADR of 12.2%, compared to the same period of 2019.

Additional details for the company’s second quarter and year-to-date 2021 results are as follows:

Revenues

•Total revenues decreased 12% to $278.3 million for second quarter 2021, compared to the same period of 2019.

•Total revenues excluding marketing and reservation system fees decreased 2% to $142.4 million for second quarter 2021, compared to the same period of 2019.

•Second quarter 2021 domestic royalties totaled $102.8 million, a 2% increase from the same period of 2019.

•The company's domestic effective royalty rate for second quarter 2021 increased 7 basis points over the prior year second quarter to 5.01%.

Development

•The company's domestic franchise agreements for new construction hotels increased by 21% in second quarter 2021, compared to the same period of 2020. In addition, half of the company’s brands have exceeded 2019 levels for the number of domestic franchise agreements awarded in the first half of 2021.

•As of June 30, 2021, the number of domestic rooms in the company’s upscale portfolio expanded by 24% since June 30, 2020, driven by an 11% increase in room count for the Cambria Hotels brand and a 28% increase in room count for the Ascend Hotel Collection. For the first six months of 2021, the upscale portfolio set a record for the highest number of upscale hotel openings in the company’s history, including 22 properties added as part of the company's strategic alliance with Penn National Gaming.

•The company’s extended-stay portfolio continued its rapid expansion, reaching 460 domestic hotels as of June 30, 2021, an 11% increase since June 30, 2020, with the domestic extended-stay pipeline reaching over 300 hotels awaiting conversion, under construction or approved for development. Since June 30, 2020, the WoodSpring Suites, MainStay Suites and Suburban brands grew the number of open domestic hotels by 6%, 27% and 15%, respectively. In addition, the company’s domestic franchise agreements for WoodSpring Suites increased by 18% in the first half of the year, compared to the same period of 2019.

•The company continued its leadership in the midscale segment by increasing the number of domestic hotels within the Comfort brand family by 2.5% from June 30, 2020. The brand’s domestic franchise agreements for new construction hotels increased by 43% in second quarter 2021, compared to the same period of 2020. For the first half of 2021, the Comfort brand family executed the highest number of openings since 2014.

•The number of domestic hotels and rooms, as of June 30, 2021, increased 0.6% and 1.6%, respectively, from June 30, 2020. The company’s domestic upscale, midscale and extended-

stay segments reported a 2.5% and 3.1% aggregate increase in units and rooms, respectively, since June 30, 2020.

•The company's total domestic pipeline of hotels awaiting conversion, under construction or approved for development, as of June 30, 2021, reached 884 hotels representing over 72,000 rooms.

Balance Sheet and Liquidity

The company improved its strong balance sheet and liquidity position in second quarter 2021 and continues to benefit from its primarily franchise-only business model, which has historically provided a relatively stable earnings stream, low capital expenditure requirements and significant free cash flow. As of June 30, 2021, the company’s total available liquidity consisting of cash and available borrowing capacity through the revolving credit facility was approximately $908 million. The company generated cash flow from operations of $102.3 million for second quarter 2021, a 28% increase from the same period of 2019.

Shareholder Returns

In May 2021, the company declared cash dividends totaling $12.5 million, which were paid in July 2021. Based on the current quarterly dividend rate of $0.225 per share of common stock, the company expects to pay dividends totaling approximately $25 million during 2021.

During the six months ended June 30, 2021, the company repurchased less than 0.1 million shares of common stock for $5.4 million under its stock repurchase program, as well as through repurchases from employees in connection with tax withholding and option exercises relating to awards under the company's equity incentive plans. As of July 2021, the company had 3.4 million shares remaining under the current share repurchase authorization.

In July 2021, the company returned $14 million back to shareholders in the form of cash dividends and share repurchases.

Outlook

The company is not at this time providing detailed guidance for third quarter or full year 2021 given that the precise impact of COVID-19 on the company’s future results is still unknown.

For the month of July 2021, the company’s RevPAR increased by approximately 15% versus July 2019, driven by occupancy levels of 70% and ADR growth of 10%. The company currently expects RevPAR for third quarter 2021 to grow in the mid- to high-single digits, as compared to 2019.

Assuming continuation of current consumer sentiment, as well as broader RevPAR and economy recovery trends, the company currently expects adjusted EBITDA for the full-year 2021 to approach 2019 levels.

The company will continue to evaluate the impact of COVID-19 across its business and will provide further updates in the next earnings report based on the best information then available.

Conference Call

Choice Hotels International will conduct a conference call on Thursday, August 5, 2021, at 10 a.m. Eastern Time to discuss the company’s second quarter earnings results. The dial-in number to listen to the call domestically is (888) 349-0087 and the number for international participants is (412) 317-5259. A live webcast will also be available on the company’s investor relations website, http://investor.choicehotels.com/ and can be accessed via the Financial Performance and Presentations tab.

About Choice Hotels®

Choice Hotels International, Inc. (NYSE: CHH) is one of the largest lodging franchisors in the world. With more than 7,100 hotels, representing over 600,000 rooms, in nearly 40 countries and territories as of June 30, 2021, the Choice® family of hotel brands provides business and leisure travelers with a range of high-quality lodging options from limited service to full-service hotels in the upscale, midscale, extended-stay and economy segments. The award-winning Choice Privileges® loyalty program offers members benefits ranging from everyday rewards to exceptional experiences. For more information, visit www.choicehotels.com.

Forward-Looking Statements

Certain matters discussed in this presentation constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, our use of words such as "expect," "estimate," "believe," "anticipate," "should," "will," "forecast," "plan," "project," "assume," or similar words of futurity identify such forward-looking statements. These forward-looking statements are based on management's current beliefs, assumptions and expectations regarding future events, which, in turn, are based on information currently available to management. Such statements may relate to projections of the company's revenue, expenses, earnings, debt levels, ability to repay outstanding indebtedness, payment of dividends, repurchases of common stock and other financial and operational measures, including occupancy and open hotels, the company's ability to benefit from any rebound in travel demand, the company's liquidity, the company's ability to assist franchisees through relief or other financial measures, the company's ability to achieve cost savings and reduce discretionary spending and investments and the impact of COVID-19 and economic conditions on our future operations, among other matters. We caution you not to place undue reliance on any such forward-looking statements. Forward-looking statements do not guarantee future performance and involve known and unknown risks, uncertainties and other factors.

Several factors could cause actual results, performance or achievements of the company to differ materially from those expressed in or contemplated by the forward-looking statements. Such risks include, but are not limited to, continuation, resurgence or worsening of the COVID-19 pandemic, including with respect to new strains or variants; the rate and pace of vaccination in the broader population; changes in consumer demand and confidence, including the impact of the COVID-19 pandemic on unemployment rates, consumer discretionary spending and the demand for travel, transient and group business; the impact of COVID-19 on the global hospitality industry, particularly but not exclusively in the U.S. travel market; the success of our mitigation efforts in response to the COVID-19 pandemic; the performance of our brands and categories in any recovery from the COVID-19 pandemic disruption; the timing and amount of future dividends and share repurchases; changes to general, domestic and foreign economic conditions, including access to liquidity and capital as a result of COVID-19; future domestic or global outbreaks of epidemics, pandemics or contagious diseases, or fear of such outbreaks; changes in law and regulation applicable to the travel, lodging or franchising industries; foreign currency fluctuations; impairments or declines in the value of the company's assets; operating risks common in the travel, lodging or franchising industries; changes to the desirability of our brands as viewed by hotel operators and customers; changes to the terms or termination of our contracts with franchisees and our relationships with our franchisees; our ability to keep pace with improvements in technology utilized for marketing and reservations systems and other operating systems; the commercial acceptance of our Software-as-a-Service (“SaaS”) technology solutions division's products and services; our ability to grow our franchise system; exposure to risks related to our hotel development, financing and ownership activities; exposures to risks associated with our investments in new businesses; fluctuations in the supply and demand for hotel rooms; our ability to realize anticipated benefits from acquired businesses; impairments or losses relating to acquired businesses; the level of acceptance of alternative growth strategies we may implement; cyber security and data breach risks, including ransomware attacks; ownership and financing activities; hotel closures or financial difficulties of our franchisees; operating risks associated with our international operations, especially in areas currently most affected by COVID-19; the outcome of litigation; and our ability to effectively manage our indebtedness and secure our indebtedness. These and other risk factors are discussed in detail in the company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measurements

The company evaluates its operations utilizing the performance metrics of adjusted EBITDA, adjusted EBITDA margins, revenues excluding marketing and reservation system activities, adjusted net income and adjusted EPS, which are all non-GAAP financial measurements. These measures, which are reconciled to the comparable GAAP measures in Exhibit 7, should not be considered as an alternative to any measure of performance or liquidity as promulgated under or authorized by GAAP, such as net income, EPS and total revenues. The company's calculation of these measurements may be different from the calculations used by other companies and comparability may therefore be limited. We discuss management's reasons for reporting these non-GAAP measures and how each non-GAAP measure is calculated below.

In addition to the specific adjustments noted below with respect to each measure, the non-GAAP measures presented herein also exclude restructuring of the company’s operations including employee severance benefit, income taxes and legal costs, debt-restructuring costs, exceptional allowances recorded as a result of COVID-19’s impact on the collectability of receivables and gains/losses on sale/disposal and impairment of assets primarily related to hotel ownership and development activities to allow for period-over-period comparison of ongoing core operations before the impact of these discrete and infrequent charges.

Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization and Margin: Adjusted EBITDA and Adjusted EBITDA Margin reflects net income excluding the impact of interest expense, interest income, provision for income taxes, depreciation and amortization, franchise-agreement acquisition cost amortization, other (gains) and losses, equity in net income (loss) of unconsolidated affiliates, mark-to-market adjustments on non-qualified retirement plan investments, share based compensation expense (benefit) and surplus or deficits generated by marketing and reservation system activities. We consider adjusted EBITDA and adjusted EBITDA margins to be an indicator of operating performance because it measures our ability to service debt, fund capital expenditures and expand our business. We also use these measures, as do analysts, lenders, investors and others, to evaluate companies because it excludes certain items that can vary widely across industries or among companies within the same industry. For example, interest expense can be dependent on a company's capital structure, debt levels and credit ratings, and share based compensation expense (benefit) is dependent on the design of compensation plans in place and the usage of them. Accordingly, the impact of interest expense and share based compensation expense (benefit) on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. These measures also exclude depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets or amortizing franchise-agreement acquisition costs. These differences can result in considerable variability in the relative asset costs and estimated lives and, therefore, the depreciation and amortization expense among companies. Mark-to-market adjustments on non-qualified retirement-plan investments recorded in SG&A are excluded from EBITDA, as the company accounts for these investments in accordance with accounting for deferred-compensation arrangements when investments are held in a rabbi trust and invested. Changes in the fair value of the investments are recognized as both compensation expense in SG&A and other gains and losses. As a result, the changes in the fair value of the investments do not have a material impact on the company's net income. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Adjusted Net Income and Adjusted Earnings Per Share: Adjusted net income and EPS exclude the impact of surpluses or deficits generated from marketing and reservation system activities. Surpluses and deficits generated from marketing and reservation activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance. We consider adjusted net income and adjusted EPS to be indicators of operating performance because excluding these items allow for period-over-period comparisons of our ongoing operations.

Revenues, Excluding Marketing and Reservation System Activities: The company reports revenues, excluding marketing and reservation system activities. These non-GAAP measures we present are commonly used measures of performance in our industry and facilitate comparisons between the company and its competitors. Marketing and reservation system activities are excluded, as the company's franchise agreements require the marketing and reservation system revenues to be used exclusively for expenses associated with providing franchise services, such as central reservation and property-management systems, reservation delivery and national marketing and media advertising. Franchisees are required to reimburse the company for any deficits generated from these marketing and reservation system activities and the company is required to spend any surpluses generated in future periods. Since these activities will be managed to break-even over time, quarterly or annual surpluses and deficits have been excluded from the measurements utilized to assess the company's operating performance.

Contacts

Scott Oaksmith, Senior Vice President, Real Estate and Finance
Allie Summers, Director, Executive Reporting and Investor Relations

IR@choicehotels.com

© 2021 Choice Hotels International, Inc. All rights reserved.

Choice Hotels International, Inc. and Subsidiaries							Exhibit 1
Condensed Consolidated Statements of Income
(Unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
			Variance				Variance
	2021	2020	$	%	2021	2020	$	%
(In thousands, except per share amounts)

REVENUES

Royalty fees	$106,242	$50,152	$56,090	112%	$172,289	$120,491	$51,798	43%
Initial franchise and relicensing fees	7,328	6,676	652	10%	12,755	13,960	(1,205)	(9)%
Procurement services	12,092	10,697	1,395	13%	23,283	24,494	(1,211)	(5)%
Marketing and reservation system	135,988	79,677	56,311	71%	227,509	190,062	37,447	20%
Owned hotels	8,993	2,108	6,885	327%	13,347	11,530	1,817	16%
Other	7,701	2,423	5,278	218%	12,108	9,371	2,737	29%
Total revenues	278,344	151,733	126,611	83%	461,291	369,908	91,383	25%

OPERATING EXPENSES

Selling, general and administrative	34,470	43,935	(9,465)	(22)%	64,737	72,318	(7,581)	(10)%
Depreciation and amortization	6,232	6,398	(166)	(3)%	12,594	12,927	(333)	(3)%
Marketing and reservation system	113,285	89,309	23,976	27%	211,458	219,756	(8,298)	(4)%
Owned hotels	5,333	2,976	2,357	79%	9,480	9,010	470	5%
Total operating expenses	159,320	142,618	16,702	12%	298,269	314,011	(15,742)	(5)%

Loss on impairment of assets	—	(1,226)	1,226	(100)%	—	(1,226)	1,226	(100)%

Operating income	119,024	7,889	111,135	1409%	163,022	54,671	108,351	198%

OTHER INCOME AND EXPENSES, NET
Interest expense	11,691	13,082	(1,391)	(11)%	23,468	24,462	(994)	(4)%
Interest income	(1,234)	(2,245)	1,011	(45)%	(2,515)	(4,533)	2,018	(45)%
Loss on extinguishment of debt	—	—	—	NM	—	607	(607)	(100)%
Other (gains) losses	(2,108)	(3,556)	1,448	(41)%	(3,313)	1,173	(4,486)	382%
Equity in net (gain) loss of affiliates	(1,179)	3,486	(4,665)	134%	4,818	5,441	(623)	(11)%
Total other income and expenses, net	7,170	10,767	(3,597)	(33)%	22,458	27,150	(4,692)	(17)%

Income (loss) before income taxes	111,854	(2,878)	114,732	3987%	140,564	27,521	113,043	411%
Income tax expense (benefit)	25,972	(437)	26,409	6043%	32,345	(25,501)	57,846	227%
Net income (loss)	$85,882	$(2,441)	$88,323	3618%	$108,219	$53,022	$55,197	104%

Basic earnings (losses) per share	$1.54	$(0.04)	$1.58	3604%	$1.95	$0.96	$0.99	104%

Diluted earnings (losses) per share	$1.53	$(0.04)	$1.57	3579%	$1.93	$0.95	$0.98	103%

Choice Hotels International, Inc. and Subsidiaries		Exhibit 2
Condensed Consolidated Balance Sheets
(Unaudited)

(In thousands, except per share amounts)	June 30,	December 31,
	2021	2020

ASSETS

Cash and cash equivalents	$307,975	$234,779
Accounts receivable, net	201,038	149,921
Other current assets	98,527	48,214
Total current assets	607,540	432,914

Property and equipment, net	342,121	334,901
Intangible assets, net	307,559	303,725
Goodwill	159,196	159,196
Notes receivable, net of allowances	67,922	95,785
Investments in unconsolidated entities	42,793	57,879
Operating lease right-of-use assets	13,163	17,688
Investments, employee benefit plans, at fair value	31,484	29,104
Other assets	157,016	156,141

Total assets	$1,728,794	$1,587,333

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Accounts payable	$90,407	$83,329
Accrued expenses and other current liabilities	103,160	78,920
Deferred revenue	63,394	50,290
Liability for guest loyalty program	59,014	43,308
Total current liabilities	315,975	255,847

Long-term debt	1,059,602	1,058,738
Deferred revenue	113,392	122,406
Liability for guest loyalty program	60,591	77,071
Operating lease liabilities	7,822	12,739
Deferred compensation & retirement plan obligations	36,010	33,756
Other liabilities	30,469	32,528

Total liabilities	1,623,861	1,593,085

Total shareholders' equity (deficit)	104,933	(5,752)

Total liabilities and shareholders' equity (deficit)	$1,728,794	$1,587,333

Choice Hotels International, Inc. and Subsidiaries		Exhibit 3
Condensed Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Six Months Ended June 30,

	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:

Net income	$108,219	$53,022

Adjustments to reconcile net income to net cash provided by operating activities:

Depreciation and amortization	12,594	12,927
Depreciation and amortization - marketing and reservation system	12,076	9,585
Franchise agreement acquisition cost amortization	6,294	5,558
Loss on asset disposition and impairments	—	1,226
Loss on debt extinguishment	—	607
Non-cash stock compensation and other charges	16,295	458
Non-cash interest and other investment (income) loss	(6,824)	1,097
Deferred income taxes	(3,465)	(27,098)
Equity in net losses from unconsolidated joint ventures, less distributions received	7,398	5,588
Franchise agreement acquisition costs, net of reimbursements	(18,078)	(12,567)
Change in working capital and other	(32,102)	(48,951)

NET CASH PROVIDED BY OPERATING ACTIVITIES	102,407	1,452

CASH FLOWS FROM INVESTING ACTIVITIES:

Investment in property and equipment	(23,393)	(21,094)
Investment in intangible assets	(2,976)	(830)
Contributions to equity method investments	(1,136)	(2,997)
Distributions from equity method investments	—	3,113
Proceeds from sale of equity method investments	11,830	—
Purchases of investments, employee benefit plans	(931)	(1,932)
Proceeds from sales of investments, employee benefit plans	1,994	1,901
Purchase/issuance of notes receivable	(17,918)	(7,730)
Collections of notes receivable	63	63
Other items, net	(486)	(27)

NET CASH USED IN INVESTING ACTIVITIES	(32,953)	(29,533)

CASH FLOWS FROM FINANCING ACTIVITIES:

Net borrowings pursuant to revolving credit facilities	—	170,300
Net borrowings pursuant to term loan	—	249,500
Principal payments on long-term debt	—	(33,369)
Purchases of treasury stock	(5,362)	(54,536)
Dividends paid	—	(25,228)
Debt issuance costs	—	(492)
Proceeds from exercise of stock options	9,115	2,768

NET CASH PROVIDED BY FINANCING ACTIVITIES	3,753	308,943

Net change in cash and cash equivalents	73,207	280,862
Effect of foreign exchange rate changes on cash and cash equivalents	(11)	(489)
Cash and cash equivalents at beginning of period	234,779	33,766

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$307,975	$314,139

									Exhibit 4
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2021			For the Six Months Ended June 30, 2020			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$89.83	57.2%	$51.36	$84.20	42.6%	$35.85	6.7%	1,460	bps	43.3%
Sleep	80.68	56.0%	45.20	76.92	43.5%	33.46	4.9%	1,250	bps	35.1%
Quality	77.41	50.7%	39.21	71.07	38.7%	27.49	8.9%	1,200	bps	42.6%
Clarion(2)	79.03	39.7%	31.37	72.51	31.4%	22.75	9.0%	830	bps	37.9%
Econo Lodge	63.54	48.2%	30.61	57.15	38.1%	21.79	11.2%	1,010	bps	40.5%
Rodeway	63.53	49.6%	31.49	58.39	40.9%	23.87	8.8%	870	bps	31.9%
WoodSpring Suites	49.03	80.1%	39.26	45.99	69.7%	32.07	6.6%	1,040	bps	22.4%
MainStay	75.34	59.5%	44.83	76.21	51.3%	39.07	(1.1)%	820	bps	14.7%
Suburban	51.97	70.5%	36.62	52.52	61.4%	32.24	(1.0)%	910	bps	13.6%
Cambria Hotels	116.93	50.8%	59.40	120.89	36.7%	44.41	(3.3)%	1,410	bps	33.8%
Ascend Hotel Collection	123.91	50.1%	62.04	115.48	39.7%	45.89	7.3%	1,040	bps	35.2%

Total	$77.09	54.8%	$42.23	$71.08	42.7%	$30.33	8.5%	1,210	bps	39.2%

	For the Three Months Ended June 30, 2021			For the Three Months Ended June 30, 2020			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$96.67	65.3%	$63.11	$79.57	36.6%	$29.10	21.5%	2,870	bps	116.9%
Sleep	86.47	64.2%	55.54	74.38	37.9%	28.18	16.3%	2,630	bps	97.1%
Quality	82.72	59.0%	48.80	68.97	35.5%	24.51	19.9%	2,350	bps	99.1%
Clarion(2)	85.75	46.2%	39.62	69.24	25.6%	17.71	23.8%	2,060	bps	123.7%
Econo Lodge	67.47	54.9%	37.04	57.05	37.9%	21.64	18.3%	1,700	bps	71.2%
Rodeway	67.15	55.4%	37.18	57.10	40.9%	23.36	17.6%	1,450	bps	59.2%
WoodSpring Suites	50.49	85.8%	43.31	44.96	69.2%	31.09	12.3%	1,660	bps	39.3%
MainStay	79.01	67.6%	53.38	73.82	48.6%	35.86	7.0%	1,900	bps	48.9%
Suburban	54.03	75.3%	40.67	50.79	60.9%	30.95	6.4%	1,440	bps	31.4%
Cambria Hotels	127.76	58.6%	74.82	96.82	24.2%	23.46	32.0%	3,440	bps	218.9%
Ascend Hotel Collection	133.07	56.9%	75.68	109.46	32.2%	35.24	21.6%	2,470	bps	114.8%

Total	$82.72	62.3%	$51.54	$67.21	39.1%	$26.27	23.1%	2,320	bps	96.2%

Effective Royalty Rate

	For the Quarter Ended			For the Six Months Ended
	June 30, 2021	June 30, 2020		June 30, 2021	June 30, 2020

System-wide(3)	5.01%	4.94%		5.01%	4.94%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

									Exhibit 5
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL OPERATING INFORMATION
DOMESTIC HOTEL SYSTEM
(UNAUDITED)

	For the Six Months Ended June 30, 2021			For the Six Months Ended June 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$89.83	57.2%	$51.36	$95.08	61.6%	$58.62	(5.5)%	(440)	bps	(12.4)%
Sleep	80.68	56.0%	45.20	85.49	61.3%	52.37	(5.6)%	(530)	bps	(13.7)%
Quality	77.41	50.7%	39.21	79.12	53.4%	42.28	(2.2)%	(270)	bps	(7.3)%
Clarion(2)	79.03	39.7%	31.37	83.13	49.1%	40.82	(4.9)%	(940)	bps	(23.2)%
Econo Lodge	63.54	48.2%	30.61	62.51	46.9%	29.34	1.6%	130	bps	4.3%
Rodeway	63.53	49.6%	31.49	63.16	48.4%	30.55	0.6%	120	bps	3.1%
WoodSpring Suites	49.03	80.1%	39.26	46.63	76.6%	35.73	5.1%	350	bps	9.9%
MainStay	75.34	59.5%	44.83	85.39	63.4%	54.10	(11.8)%	(390)	bps	(17.1)%
Suburban	51.97	70.5%	36.62	58.77	69.3%	40.74	(11.6)%	120	bps	(10.1)%
Cambria Hotels	116.93	50.8%	59.40	144.68	68.2%	98.88	(19.2)%	(1,740)	bps	(39.9)%
Ascend Hotel Collection	123.91	50.1%	62.04	121.41	60.0%	72.84	2.1%	(990)	bps	(14.8)%

Total	$77.09	54.8%	$42.23	$80.85	57.2%	$46.26	(4.7)%	(240)	bps	(8.7)%

	For the Three Months Ended June 30, 2021			For the Three Months Ended June 30, 2019			Change

	Average Daily			Average Daily			Average Daily
	Rate	Occupancy	RevPAR	Rate	Occupancy	RevPAR	Rate	Occupancy		RevPAR

Comfort(1)	$96.67	65.3%	$63.11	$98.60	67.3%	$66.34	(2.0)%	-200	bps	(4.9)%
Sleep	86.47	64.2%	55.54	88.08	66.7%	58.75	(1.8)%	-250	bps	(5.5)%
Quality	82.72	59.0%	48.80	81.69	58.7%	47.98	1.3%	30	bps	1.7%
Clarion(2)	85.75	46.2%	39.62	86.78	54.9%	47.67	(1.2)%	-870	bps	(16.9)%
Econo Lodge	67.47	54.9%	37.04	64.93	51.6%	33.51	3.9%	330	bps	10.5%
Rodeway	67.15	55.4%	37.18	65.20	52.2%	34.02	3.0%	320	bps	9.3%
WoodSpring Suites	50.49	85.8%	43.31	47.79	78.2%	37.35	5.6%	760	bps	16.0%
MainStay	79.01	67.6%	53.38	87.83	67.9%	59.62	(10.0)%	-30	bps	(10.5)%
Suburban	54.03	75.3%	40.67	59.15	71.0%	41.96	(8.7)%	430	bps	(3.1)%
Cambria Hotels	127.76	58.6%	74.82	152.89	74.8%	114.43	(16.4)%	-1,620	bps	(34.6)%
Ascend Hotel Collection	133.07	56.9%	75.68	125.87	63.3%	79.70	5.7%	-640	bps	(5.0)%

Total	$82.72	62.3%	$51.54	$83.88	62.1%	$52.11	(1.4)%	20	bps	(1.1)%

Effective Royalty Rate

	For the Quarter Ended			For the Six Months Ended
	June 30, 2021	June 30, 2019		June 30, 2021	June 30, 2019

System-wide(3)	5.01%	4.84%		5.02%	4.84%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

							Exhibit 6
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL HOTEL AND ROOM SUPPLY DATA
(UNAUDITED)

	June 30, 2021		June 30, 2020		Variance

	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	%	%

Comfort(1)	1,661	130,762	1,620	127,583	41	3,179	2.5%	2.5%
Sleep	411	29,027	399	28,251	12	776	3.0%	2.7%
Quality	1,681	126,603	1,690	128,909	(9)	(2,306)	(0.5)%	(1.8)%
Clarion(2)	180	21,702	179	22,651	1	(949)	0.6%	(4.2)%
Econo Lodge	747	45,096	779	46,992	(32)	(1,896)	(4.1)%	(4.0)%
Rodeway	532	30,683	578	33,107	(46)	(2,424)	(8.0)%	(7.3)%
WoodSpring Suites	298	35,876	281	33,797	17	2,079	6.0%	6.2%
MainStay	93	6,559	73	4,629	20	1,930	27.4%	41.7%
Suburban	69	6,349	60	6,082	9	267	15.0%	4.4%
Cambria Hotels	58	8,166	51	7,347	7	819	13.7%	11.1%
Ascend Hotel Collection	225	28,258	207	22,136	18	6,122	8.7%	27.7%

Domestic Franchises(3)	5,955	469,081	5,917	461,484	38	7,597	0.6%	1.6%

International Franchises	1,156	132,164	1,201	135,534	(45)	(3,370)	(3.7)%	(2.5)%

Total Franchises	7,111	601,245	7,118	597,018	(7)	4,227	(0.1)%	0.7%

(1) Includes Comfort family of brand extensions including Comfort and Comfort Suites
(2) Includes Clarion family of brand extensions including Clarion and Clarion Pointe
(3) Includes United States and Caribbean countries and territories

				Exhibit 7
CHOICE HOTELS INTERNATIONAL, INC. AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL INFORMATION
(UNAUDITED)

REVENUES, EXCLUDING MARKETING AND RESERVATION ACTIVITIES

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020
Revenues, Excluding Marketing and Reservation Activities

Total Revenues	$278,344	$151,733	$461,291	$369,908
Adjustments:
Marketing and reservation system revenues	(135,988)	(79,677)	(227,509)	(190,062)
Revenues, excluding marketing and reservation activities	$142,356	$72,056	$233,782	$179,846

ADJUSTED SELLING, GENERAL AND ADMINISTRATIVE EXPENSES

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020

Total Selling, General and Administrative Expenses	$34,470	$43,935	$64,737	$72,318
Mark to market adjustments on non-qualified retirement plan investments	(2,037)	(3,553)	(3,462)	781
Operational restructuring charges	(379)	(7,154)	(724)	(8,518)
Share-based compensation	(3,032)	(1,016)	(5,383)	141
Exceptional allowances attributable to COVID-19	(1,964)	(2,678)	(2,097)	(2,678)
Adjusted Selling, General and Administrative Expenses	$27,058	$29,534	$53,071	$62,044

ADJUSTED EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION ("EBITDA") AND ADJUSTED EBITDA MARGINS

(dollar amounts in thousands)	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020

Net income	$85,882	$(2,441)	$108,219	$53,022
Income tax expense (benefit)	25,972	(437)	32,345	(25,501)
Interest expense	11,691	13,082	23,468	24,462
Interest income	(1,234)	(2,245)	(2,515)	(4,533)
Other (gains) losses	(2,108)	(3,556)	(3,313)	1,173
Loss on extinguishment of debt	—	—	—	607
Equity in operating net loss of affiliates, net of impairments	1,398	3,486	2,590	5,441
Loss on impairment of unconsolidated joint venture	—	—	4,805	—
Gain on sale of unconsolidated joint venture	(2,577)	—	(2,577)	—
Depreciation and amortization	6,232	6,398	12,594	12,927
Loss on impairment of assets	—	1,226	—	1,226
Mark to market adjustments on non-qualified retirement plan investments	2,037	3,553	3,462	(781)
Operational restructuring charges	379	7,154	724	8,518
Share-based compensation	3,032	1,016	5,383	(141)
Exceptional allowances attributable to COVID-19	1,964	2,678	2,097	2,678
Marketing and reservation system reimbursable (surplus) deficit	(22,703)	9,632	(16,051)	29,694
Franchise agreement acquisition costs amortization	1,847	1,579	3,573	3,177
Adjusted EBITDA	$111,812	$41,125	$174,804	$111,969

Revenues, excluding marketing and reservation activities	$142,356	$72,056	$233,782	$179,846

Adjusted EBITDA margins	78.5%	57.1%	74.8%	62.3%

ADJUSTED NET INCOME AND ADJUSTED DILUTED EARNINGS PER SHARE (EPS)

(dollar amounts in thousands, except per share amounts)	Three Months Ended June 30,		Six Months Ended June 30,

	2021	2020	2021	2020

Net income	$85,882	$(2,441)	$108,219	$53,022
Adjustments:
Loss on impairment of assets	—	539	—	1,037
Loss on impairment of unconsolidated joint venture	—	—	3,694	—
Loss on extinguishment of debt	—	—	—	513
Gain on sale of interest in unconsolidated joint venture	(1,976)	—	(1,981)	—
Operational restructuring costs	283	3,196	542	7,229
Exceptional allowances attributable to COVID-19	1,506	1,176	1,613	2,264
Marketing and reservation system reimbursable (surplus) deficit	(17,406)	4,231	(12,341)	25,106
Foreign tax benefit on international restructuring	—	—	—	(30,572)
Adjusted Net Income	$68,289	$6,701	$99,746	$58,599

Diluted Earnings Per Share	$1.53	$(0.04)	$1.93	$0.95
Adjustments:
Loss on impairment of assets	—	0.01	—	0.02
Loss on impairment of unconsolidated joint venture	—	—	0.07	—
Loss on extinguishment of debt	—	—	—	0.01
Gain on sale of interest in unconsolidated joint venture	(0.04)	—	(0.04)	—
Operational restructuring costs	0.01	0.06	0.01	0.13
Exceptional allowances attributable to COVID-19	0.03	0.02	0.03	0.04
Marketing and reservation system reimbursable (surplus) deficit	(0.31)	0.08	(0.22)	0.45
Foreign tax benefit on international restructuring	—	—	—	(0.55)
Adjusted Diluted Earnings Per Share (EPS)	$1.22	$0.13	$1.78	$1.05